UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2020

THE MICHAELS COMPANIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-36501 (Commission File Number)	37-1737959 (IRS Employer Identification No.)

8000 Bent Branch Drive

Irving, Texas  75063

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 409-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.06775 par value	MIK	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 2.05.     Costs Associated with Exit or Disposal Activities.

Following the completion by The Michaels Companies, Inc. (the “Company”) of a strategic review of the Darice business (“Darice”) in the United States, on May 14, 2020, the officers of the Company adopted a plan to close the Darice wholesale operations (the “Plan”). The Company expects the closure process to be substantially completed by November 30, 2020. As a result, the Company expects the fiscal 2020 after-tax cost of implementing the Plan to be in the range of $46 million to $52 million, consisting primarily of costs associated with the liquidation of inventory, employee-related expenses and costs associated with the write-off of intangible assets.

In fiscal 2019, Darice net sales totaled approximately $80 million and had no material impact on the Company’s operating income.

The above costs are estimates, and the actual costs may vary materially based on various factors, including timing of the closings; factors affecting inventory value; actual employee terminations and benefits; changes in management’s assumptions and plans; or other factors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MICHAELS COMPANIES, INC.

By:	/s/ James E. Sullivan
James E. Sullivan Chief Accounting Officer and Controller (Principal Financial Officer)

Date: May 15, 2020

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